Exhibit 99.1

Press Release

Irvine, CA – February 26, 2026	Contact: Alan Peterson Email: investorrelations@ahcreit.com

American Healthcare REIT (“AHR”) Announces Fourth Quarter 2025 and Full Year 2025 Results;

Issues Full Year 2026 Guidance

American Healthcare REIT, Inc. (NYSE: AHR) (the “Company,” “we,” “our,” “management,” “us,” or “AHR”) is announcing today its fourth quarter and full year 2025 results and issuing full year 2026 guidance.

Key Highlights:

•

Reported GAAP net income attributable to controlling interest of $10.8 million, or $0.06 per diluted share, for the three months ended December 31, 2025; and GAAP net income attributable to controlling interest of $69.8 million, or $0.42 per diluted share, for the year ended December 31, 2025.

•	Reported Normalized Funds from Operations attributable to common stockholders (“NFFO”) of $0.46 and $1.72 per diluted share for the three months and year ended December 31, 2025, respectively.

•	Achieved total portfolio Same-Store Net Operating Income (“NOI”) growth of 11.8% and 14.2% for the three months and year ended December 31, 2025, respectively, compared to the same periods in 2024.

•

Achieved Same-Store NOI growth of 24.6% and 14.0% for the three months ended December 31, 2025, from its senior housing operating properties (“SHOP”) and integrated senior health campuses (“ISHC”) segments, respectively, compared to the same period in 2024. Achieved Same-Store NOI growth of 25.2% and 18.4% for the year ended December 31, 2025, from its SHOP and ISHC segments, respectively, compared to the same period in 2024.

•

During the year ended December 31, 2025, the Company purchased over $950 million of new investments within its ISHC and SHOP segments. All of the assets acquired are operated by the Company’s trusted regional operating partners, who continue to support AHR’s mission of providing and facilitating high-quality care and health outcomes for residents.

•

During the three months ended December 31, 2025, the Company issued 6,474,000 shares of common stock to settle sales under previously announced forward sale agreements for gross proceeds of approximately $275.1 million through its at-the-market equity offering program (“ATM Program”). The Company also issued an additional 659,504 shares of common stock for gross proceeds of approximately $32.5 million through its ATM Program. Additionally, during the three months ended December 31, 2025 and thereafter through January 16, 2026, the Company entered into new forward sale agreements pursuant to its ATM Program to sell 7,454,289 shares of common stock for approximately $361.7 million in gross proceeds.

•

Completed a forward follow-on common equity offering in November 2025, entering into forward sale agreements relating to 9,315,000 shares of common stock for approximately $447.1 million in gross proceeds with settlement dates of no later than May 20, 2027.

•	Reported a 0.1x improvement to Net Debt-to-Annualized Adjusted EBITDA from 3.5x as of September 30, 2025 to 3.4x as of December 31, 2025.

•	The Company is issuing total portfolio Same-Store NOI growth guidance of 7.0% to 11.0% and NFFO per diluted share guidance of $1.99 to $2.05 for the year ending December 31, 2026.

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Fourth Quarter 2025 and Full Year 2025 Results

The Company’s Same-Store NOI growth results for the three months and year ended December 31, 2025 are detailed below. Same-Store NOI growth in the fourth quarter of 2025, compared to the same period in 2024, was led by the Company’s operating portfolio, comprised of its ISHC and SHOP segments, through disciplined revenue management, increased occupancy, strong rate growth and effective expense control by its regional operating partners.

Three Months Ended December 31, 2025 Relative to Three Months Ended December 31, 2024

Segment	Same-Store NOI Growth
ISHC	14.0%
Outpatient Medical	2.2%
SHOP	24.6%
Triple-Net Leased Properties	1.8%
Total Portfolio	11.8%

Year Ended December 31, 2025 Relative to Year Ended December 31, 2024

Segment	Same-Store NOI Growth
ISHC	18.4%
Outpatient Medical	2.1%
SHOP	25.2%
Triple-Net Leased Properties	0.5%
Total Portfolio	14.2%

“2025 marked our second consecutive year with double-digit total portfolio Same-Store NOI growth as we continue to benefit from the unprecedented demand-and-supply fundamentals in the long-term care industry,” said Gabe Willhite, the Company’s Chief Operating Officer. “As we enter the new year, we remain focused and steadfast on establishing best-in-class revenue management practices across our operating portfolio, leveraging the platform we continue to invest in with Trilogy Management Services. Additionally, at these higher levels of occupancies, we continue to benefit from operating leverage from each new move-in, which should help us achieve another year of double-digit Same-Store NOI growth within our ISHC and SHOP segments.”

Transactional Activity

As previously announced, during the year ended December 31, 2025, the Company completed over $950 million of acquisitions across its operating portfolio, including approximately $370.0 million within its ISHC segment and approximately $590.0 million within its SHOP segment. These investments were made in collaboration with the Company’s trusted operating partners.

During the three months ended December 31, 2025, the Company also sold two Non-Core Properties for gross proceeds of approximately $3.9 million.

Subsequent to the year ended December 31, 2025, the Company:

•

Acquired five new SHOP assets for approximately $117.5 million. The properties are located in California and Missouri, and all will be managed and operated by the Company’s existing regional operating partners.

Following the Company’s completed transaction activity during the three months ended December 31, 2025 and subsequent to quarter end, the Company has over $230 million of awarded deals in its investments pipeline, including newly awarded deals and deals previously disclosed in the Company’s Third Quarter 2025 Earnings Release that have yet to close. While the Company expects to close the deals in its investments pipeline by the end of 2026, it cannot guarantee when or if these closings will take place. Therefore, the Company is not including any additional transaction activity, including the awarded deals in its investments pipeline, in its 2026 guidance, beyond the transactions disclosed as completed in this section.

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Development Activity

The Company’s total in-process development and expansion pipeline is expected to cost approximately $178.0 million, of which $66.9 million had been funded as of December 31, 2025.

Capital Markets and Balance Sheet Activity

As of December 31, 2025, the Company had total consolidated indebtedness of $1.54 billion and approximately $1.14 billion of total liquidity, comprised of cash and cash equivalents, undrawn capacity on its lines of credit, and unsettled forward sale agreements. The Company’s Net-Debt-to-Annualized Adjusted EBITDA as of December 31, 2025, was 3.4x.

During the three months ended December 31, 2025, the Company issued 6,474,000 shares of common stock to settle sales under previously disclosed forward sale agreements for gross proceeds of approximately $275.1 million pursuant to its ATM Program. Additionally, the Company raised approximately $32.5 million in gross proceeds through direct issuances of 659,504 shares of its common stock under its ATM Program. Further, during the three months ended December 31, 2025, and subsequent to quarter end, the Company entered into new forward sale agreements under the ATM Program to issue 7,454,289 shares of common stock for approximately $361.7 million of gross proceeds.

The Company also completed a forward equity follow-on offering in November 2025, entering into new forward sale agreements to issue 9,315,000 shares of common stock for gross proceeds of approximately $447.1 million by no later than May 20, 2027.

As of February 26, 2026, under its ATM Program and in connection with its November 2025 follow-on common equity offering, the Company had entered into forward sale agreements relating to 5,910,853 shares of common stock that remain unsettled and would result in approximately $287.2 million in gross proceeds assuming full physical settlement.

“We achieved over 20% NFFO per share growth in 2025 compared to the prior year, marking a record year for AHR,” said Brian Peay, the Company’s Chief Financial Officer. “Looking ahead at 2026, we anticipate continued Same-Store NOI growth throughout our portfolio, which we expect will enable us to deliver another year of double-digit NFFO per share increases. We expect this growth to be led, once again, by our SHOP segment, which has been our fastest growing segment over the last two years and now is the second largest segment of our portfolio. We continue to source attractive equity capital under our ATM Program, which, in combination with our opportunistic follow-on common equity offering completed in November 2025, has allowed us to fully match fund all of our recent acquisitions and our in-process development pipeline.”

Full Year 2026 Guidance

The Company is issuing guidance for the year ending December 31, 2026. The Company’s 2026 guidance does not assume any additional transaction or capital markets activity beyond the transactions or activity disclosed herein as completed. Guidance ranges are detailed below:

	Full Year 2026 Guidance		Full Year 2025 Results
Metric	Midpoint	FY 2026 Range
Net income per diluted share	$0.78	$0.75 to $0.81	$0.42
NAREIT FFO per diluted share	$1.96	$1.93 to $1.99	$1.76
NFFO per diluted share	$2.02	$1.99 to $2.05	$1.72
Total Portfolio SS NOI Growth	9.0%	7.0% to 11.0%	14.2%
Segment-Level SS NOI Growth:
ISHC	10.0%	8.0% to 12.0%	18.4%
SHOP	17.0%	15.0% to 19.0%	25.2%
Outpatient Medical	1.0%	0.0% to 2.0%	2.1%
Triple-Net Leased Properties	2.5%	2.0% to 3.0%	0.5%

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Certain of the assumptions underlying the Company’s 2026 guidance can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company’s Fourth Quarter 2025 Supplemental Financial Information (“Supplemental”). A reconciliation of net income (loss) calculated in accordance with GAAP to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. The Company is unable to provide, without unreasonable effort, guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking Non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net gain or loss on sale of real estate assets, stock-based compensation, casualty loss, non-Same-Store revenue and non-Same-Store operating expenses. These items are uncertain, depend on various factors and could have a material impact on the Company’s GAAP results for the guidance period.

Distributions

As previously announced, the Company’s Board of Directors declared a cash distribution for the quarter ended December 31, 2025 of $0.25 per share of its common stock. The fourth quarter distribution was paid in cash on January 16, 2026, to stockholders of record as of December 31, 2025.

Supplemental Information

The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of, and for the three months and year ended, December 31, 2025, and certain other information, which is available on the Investor Relations section of the Company’s website at https://ir.americanhealthcarereit.com.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on February 27, 2026. During the conference call, Company executives will review fourth quarter 2025 results, discuss recent events and conduct a question-and-answer period.

To join via webcast, investors may use the following link: https://events.q4inc.com/attendee/845972584.

To join the live telephone conference call, please dial one of the following numbers at least five minutes prior to the start time:

North America -Toll-Free: (800) 715-9871

International Toll: +1 (646) 307-1963

Conference ID: 2930459

A digital replay of the call will be available on the Investor Relations section of the Company’s website at https://ir.americanhealthcarereit.com shortly after the conclusion of the call.

Forward-Looking Statements

Certain statements contained in this press release, including statements relating to the Company’s expectations regarding its performance, interest expense savings, balance sheet, net income or loss attributable to common stockholders and per diluted share, NAREIT FFO attributable to common stockholders and per diluted share, NFFO attributable to common stockholders and per diluted share, total portfolio Same-Store NOI growth, segment-level Same-Store NOI growth, occupancy, NOI growth, revenue growth, purchases and sales of assets, development plans, and the settlement of forward sale agreements may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and

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projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company’s management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, changing macroeconomic conditions, domestic legal and fiscal policies, and geopolitical conditions and other risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 28, 2025, and subsequent periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Non-GAAP Financial Measures

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Net Debt-to-Annualized Adjusted EBITDA, NAREIT FFO, NFFO, NOI and Same-Store NOI. The Company believes these non-GAAP financial measures are useful supplemental measures of its operating performance and used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this earnings release. See below and “Definitions” for further information regarding the Company’s non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to facilitate internal and external comparisons to our historical operating results and in making operating decisions. EBITDA and Adjusted EBITDA are widely used by investors, lenders, credit and equity analysts in the valuation, comparison, and investment recommendations of companies. Additionally, EBITDA and Adjusted EBITDA are utilized by our Board of Directors to evaluate management. Neither EBITDA nor Adjusted EBITDA represents net income (loss) or cash flows provided by operating activities as determined in accordance with GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the EBITDA and Adjusted EBITDA may not be comparable to similarly entitled items reported by other REITs or other companies. In addition, management uses Net Debt-to-Annualized Adjusted EBITDA as a measure of our ability to service our debt.

NAREIT Funds from Operations (FFO) and Normalized Funds from Operations (NFFO)

We believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our operating performance to investors, industry analysts and our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss) as determined in accordance with GAAP. However, FFO and NFFO should not be construed to be (i) more relevant or accurate than the current GAAP methodology in calculating net income (loss) as an indicator of our operating performance, (ii) more relevant or accurate than GAAP cash flows from operations as an indicator of our liquidity or (iii) indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the Non-GAAP FFO and NFFO measures and the adjustments to GAAP in calculating FFO and NFFO. Presentation of this information is intended to provide useful information to investors, industry analysts and management as they compare the operating performance metrics used by the REIT industry, although it should be noted that some REITs may use different methods of calculating funds from operations and normalized funds from operations, so comparisons with such REITs may not be meaningful.

Net Operating Income (NOI)

We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are appropriate supplemental performance measures to reflect the performance of our operating assets because NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are widely accepted measures of comparative

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operating performance in the real estate community and are useful to investors in understanding the profitability and operating performance of our property portfolio. However, our use of the terms NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts.

NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.

About American Healthcare REIT, Inc.

American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing facilities, and outpatient medical buildings across the United States, and in the United Kingdom and the Isle of Man.

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AMERICAN HEALTHCARE REIT, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2025 and 2024

(In thousands, except share and per share amounts) (Unaudited)

	December 31,
	2025	2024
ASSETS
Real estate investments, net	$4,183,419	$3,366,648
Debt security investment, net	92,136	91,264
Cash and cash equivalents	114,836	76,702
Restricted cash	36,917	46,599
Accounts and other receivables, net	204,313	211,104
Identified intangible assets, net	253,236	161,473
Goodwill	234,942	234,942
Operating lease right-of-use assets, net	135,399	163,987
Other assets, net	171,028	135,338

Total assets	$5,426,226	$4,488,057

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$966,925	$982,071
Lines of credit and term loan, net	549,761	688,534
Accounts payable and accrued liabilities	317,742	258,324
Identified intangible liabilities, net	2,110	3,001
Financing obligations	33,902	34,870
Operating lease liabilities	135,603	165,239
Security deposits, prepaid rent and other liabilities	59,568	51,856

Total liabilities	2,065,611	2,183,895
Commitments and contingencies
Redeemable noncontrolling interests	—	220
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value per share; 700,000,000 shares authorized; 185,911,442 and 157,446,697 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1,852	1,564
Additional paid-in capital	4,880,169	3,720,268
Accumulated deficit	(1,559,279)	(1,458,089)
Accumulated other comprehensive loss	(2,104)	(2,512)

Total stockholders’ equity	3,320,638	2,261,231
Noncontrolling interests	39,977	42,711

Total equity	3,360,615	2,303,942

Total liabilities, redeemable noncontrolling interests and equity	$5,426,226	$4,488,057

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AMERICAN HEALTHCARE REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the Three Months and Years Ended December 31, 2025 and 2024

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Resident fees and services	$563,987	$496,833	$2,094,506	$1,883,798
Real estate revenue	40,093	45,907	165,617	186,870

Total revenues	604,080	542,740	2,260,123	2,070,668
Expenses:
Property operating expenses	480,293	430,572	1,793,531	1,653,893
Rental expenses	12,207	13,039	51,432	53,239
General and administrative	16,529	12,064	58,735	47,559
Transaction, transition and restructuring costs	3,295	807	5,103	7,141
Depreciation and amortization	55,323	46,915	187,559	179,192

Total expenses	567,647	503,397	2,096,360	1,941,024
Other income (expense):
Interest expense:
Interest expense, net	(19,806)	(30,301)	(85,775)	(127,730)
Gain (loss) in fair value of derivative financial instruments	179	3,192	(1,034)	1,030
(Loss) gain on dispositions of real estate investments, net	(621)	2,956	(2,965)	5,213
Impairment of real estate investments	(11,802)	(45,755)	(49,935)	(45,755)
Income (loss) from unconsolidated entities	657	(2,505)	(1,967)	(6,868)
Gain on re-measurement of previously held equity interest	—	—	14,580	—
Foreign currency (loss) gain	(6)	(3,119)	3,175	(774)
Other income, net	3,491	4,246	8,805	11,353

Total net other expense	(27,908)	(71,286)	(115,116)	(163,531)

Income (loss) before income taxes	8,525	(31,943)	48,647	(33,887)
Income tax benefit (expense)	2,415	(486)	22,171	(1,713)

Net income (loss)	10,940	(32,429)	70,818	(35,600)
Net (income) loss attributable to noncontrolling interests	(165)	656	(1,012)	(2,212)

Net income (loss) attributable to controlling interest	$10,775	$(31,773)	$69,806	$(37,812)

Net income (loss) per share of Common Stock, Class T common stock and Class I common stock attributable to controlling interest:
Basic	$0.06	$(0.21)	$0.42	$(0.29)

Diluted	$0.06	$(0.21)	$0.42	$(0.29)

Weighted average number of shares of Common Stock, Class T common stock and Class I common stock outstanding:
Basic	177,530,237	153,702,650	166,055,466	130,637,539

Diluted	178,393,070	153,702,650	166,849,603	130,637,539

Net income (loss)	$10,940	$(32,429)	$70,818	$(35,600)
Other comprehensive income (loss):
Foreign currency translation adjustments	10	(359)	408	(87)

Total other comprehensive income (loss)	10	(359)	408	(87)

Comprehensive income (loss)	10,950	(32,788)	71,226	(35,687)
Comprehensive (income) loss attributable to noncontrolling interests	(165)	656	(1,012)	(2,212)

Comprehensive income (loss) attributable to controlling interest	$10,785	$(32,132)	$70,214	$(37,899)

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AMERICAN HEALTHCARE REIT, INC.

NAREIT FFO and Normalized FFO Reconciliation

For the Three Months and Years Ended December 31, 2025 and 2024

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$10,940	$(32,429)	$70,818	$(35,600)
Depreciation and amortization related to real estate — consolidated properties	55,257	46,877	187,237	179,040
Depreciation and amortization related to real estate — unconsolidated entities	16	504	1,034	1,186
Impairment of real estate investments — consolidated properties	11,802	45,755	49,935	45,755
Loss (gain) on dispositions of real estate investments, net — consolidated properties	621	(2,956)	2,965	(5,213)
Gain on re-measurement of previously held equity interest	—	—	(14,580)	—
Net (income) loss attributable to noncontrolling interests	(165)	656	(1,012)	(2,212)
Depreciation, amortization, impairments, net gain/loss on dispositions and gain on re-measurement —noncontrolling interests	(847)	(1,986)	(3,063)	(17,851)

NAREIT FFO attributable to controlling interest	$77,624	$56,421	$293,334	$165,105

Transaction, transition and restructuring costs	$3,295	$807	$5,103	$7,141
Amortization of above- and below-market leases	323	415	1,386	1,692
Amortization of closing costs — debt security investment	12	86	72	324
Change in deferred rent	(727)	(668)	(2,604)	(2,411)
Non-cash impact of changes to equity instruments	5,451	2,037	14,621	9,367
Capitalized interest	(641)	(73)	(1,484)	(334)
Loss on debt and derivative extinguishments	46	3,530	1,830	5,382
(Gain) loss in fair value of derivative financial instruments	(179)	(3,192)	1,034	(1,030)
Foreign currency loss (gain)	6	3,119	(3,175)	774
Non-cash income tax benefit	(2,298)	—	(23,699)	—
Adjustments for unconsolidated entities	—	(1)	4	(320)
Adjustments for noncontrolling interests	(72)	(85)	67	(768)

Normalized FFO attributable to controlling interest	$82,840	$62,396	$286,489	$184,922

NAREIT FFO and Normalized FFO weighted average common share outstanding — diluted	178,393,070	154,449,288	166,849,603	131,211,731

NAREIT FFO per common share attributable to controlling interest — diluted	$0.44	$0.37	$1.76	$1.26

Normalized FFO per common share attributable to controlling interest — diluted	$0.46	$0.40	$1.72	$1.41

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AMERICAN HEALTHCARE REIT, INC.

Adjusted EBITDA Reconciliation

For the Three Months Ended December 31, 2025

(In thousands) (Unaudited)

Net income	$10,940
Interest expense, net (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments)	19,806
Income tax benefit	(2,415)
Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities)	55,786

EBITDA	84,117
Income from unconsolidated entities	(657)
Straight line rent and amortization of above/below market leases	(867)
Non-cash impact of changes to equity instruments	5,451
Transaction, transition and restructuring costs	3,295
Loss on dispositions of real estate investments, net	621
Amortization of closing costs — debt security investment	12
Foreign currency loss	6
Gain in fair value of derivative financial instruments	(179)
Impairment of real estate investments	11,802
Non-recurring one-time items	(863)

Adjusted EBITDA	$102,738

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AMERICAN HEALTHCARE REIT, INC.

NOI and Cash NOI Reconciliation

For the Three Months and Years Ended December 31, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$10,940	$(32,429)	$70,818	$(35,600)
General and administrative	16,529	12,064	58,735	47,559
Transaction, transition and restructuring costs	3,295	807	5,103	7,141
Depreciation and amortization	55,323	46,915	187,559	179,192
Interest expense	19,806	30,301	85,775	127,730
(Gain) loss in fair value of derivative financial instruments	(179)	(3,192)	1,034	(1,030)
Loss (gain) on dispositions of real estate investments, net	621	(2,956)	2,965	(5,213)
Impairment of real estate investments	11,802	45,755	49,935	45,755
(Income) loss from unconsolidated entities	(657)	2,505	1,967	6,868
Gain on re-measurement of previously held equity interest	—	—	(14,580)	—
Foreign currency loss (gain)	6	3,119	(3,175)	774
Other income, net	(3,491)	(4,246)	(8,805)	(11,353)
Income tax (benefit) expense	(2,415)	486	(22,171)	1,713

Net operating income	111,580	99,129	415,160	363,536
Straight line rent	(793)	(672)	(3,079)	(3,234)
Facility rental expense	6,849	7,642	28,656	31,989
Other non-cash adjustments	163	158	680	1,187
Cash NOI from dispositions	27	(2,508)	(689)	(2,508)
Cash NOI attributable to noncontrolling interests (1)	(250)	(271)	(1,008)	(1,002)

Cash NOI	$117,576	$103,478	$439,720	$389,968

(1)	All periods are based upon current quarter’s ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation

For the Three Months and Years Ended December 31, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
ISHC
GAAP revenue	$467,027	$423,290	$1,763,935	$1,619,812
Cash revenue from dispositions	—	(1,774)	(2,681)	(1,774)

Cash revenue (1)	467,027	421,516	1,761,254	1,618,038
Revenue attributable to new acquisitions/dispositions/other (1)	(127,817)	(105,457)	(440,054)	(407,681)
Revenue attributable to Non-Core Properties (1)	—	(3,627)	(3,855)	(14,138)
Other normalizing revenue adjustments (1)	—	—	—	(1,236)

Same-Store revenue (1)	$339,210	$312,432	$1,317,345	$1,194,983

Outpatient Medical
GAAP revenue	$30,449	$33,276	$126,078	$134,740
Straight line rent	(363)	(134)	(1,038)	(568)
Other non-cash adjustments	(356)	(399)	(1,410)	(1,113)
Cash revenue from dispositions	(172)	(304)	(1,059)	(304)

Cash revenue	29,558	32,439	122,571	132,755
Revenue attributable to dispositions	1	—	1	(3,029)
Revenue attributable to Non-Core Properties	(566)	(3,910)	(6,737)	(16,433)

Same-Store revenue	$28,993	$28,529	$115,835	$113,293

SHOP
GAAP revenue	$96,960	$73,543	$330,571	$263,986
Cash revenue from dispositions	—	—	(166)	—
Cash revenue attributable to noncontrolling interests (2)	(276)	(272)	(1,100)	(1,041)

Cash revenue (2)	96,684	73,271	329,305	262,945
Revenue attributable to new acquisitions/dispositions	(38,281)	(18,916)	(101,160)	(53,310)
Revenue attributable to development conversion	(897)	(491)	(3,152)	(1,587)
Revenue attributable to Non-Core Properties	(532)	(1,044)	(3,348)	(3,745)
Other normalizing revenue adjustments	—	(94)	—	80

Same-Store revenue (2)	$56,974	$52,726	$221,645	$204,383

Triple-Net Leased Properties
GAAP revenue	$9,644	$12,631	$39,539	$52,130
Straight line rent	(430)	(538)	(2,041)	(2,666)
Other non-cash adjustments	200	220	824	859
Cash revenue from dispositions	—	(1,910)	(25)	(1,910)
Cash revenue attributable to noncontrolling interest (2)	(194)	(190)	(769)	(752)

Cash revenue	9,220	10,213	37,528	47,661
Debt security investment	(1,167)	(2,117)	(4,976)	(8,690)
Revenue attributable to dispositions	—	—	—	(6,507)
Revenue attributable to Non-Core Properties	(157)	(273)	(679)	(1,227)
Other normalizing revenue adjustments	—	—	(522)	—

Same-Store revenue	$7,896	$7,823	$31,351	$31,237

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AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation - (Continued)

For the Three Months and Years Ended December 31, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total Portfolio
GAAP revenue	$604,080	$542,740	$2,260,123	$2,070,668
Straight line rent	(793)	(672)	(3,079)	(3,234)
Other non-cash adjustments	(156)	(179)	(586)	(254)
Cash revenue from dispositions	(172)	(3,988)	(3,931)	(3,988)
Cash revenue attributable to noncontrolling interests (2)	(470)	(462)	(1,869)	(1,793)

Cash revenue (1) (2)	602,489	537,439	2,250,658	2,061,399
Debt security investment	(1,167)	(2,117)	(4,976)	(8,690)
Revenue attributable to new acquisitions/dispositions/other (1)	(166,097)	(124,373)	(541,213)	(470,527)
Revenue attributable to development conversion	(897)	(491)	(3,152)	(1,587)
Revenue attributable to Non-Core Properties (1)	(1,255)	(8,854)	(14,619)	(35,543)
Other normalizing revenue adjustments (1)	—	(94)	(522)	(1,156)

Same-Store revenue (1) (2)	$433,073	$401,510	$1,686,176	$1,543,896

(1)	Prior periods’ information is presented to reflect the increase in ownership to 100% in the Company’s ISHC segment effective September 2024.
(2)	All periods are based upon current quarter’s ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation

For the Three Months and Years Ended December 31, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
ISHC
NOI	$62,897	$53,586	$237,002	$189,273
Facility rental expense	6,849	7,642	28,656	31,989
Cash NOI from dispositions	—	(341)	(472)	(341)

Cash NOI (1)	69,746	60,887	265,186	220,921
New acquisitions/dispositions/other (1)	(5,436)	(4,013)	(17,092)	(9,832)
Non-Core Properties (1)	—	(461)	(563)	(2,042)
Other normalizing adjustments (1)	—	—	1,044	974

Same-Store NOI (1)	$64,310	$56,413	$248,575	$210,021

Outpatient Medical
NOI	$18,717	$20,800	$77,416	$83,855
Straight line rent	(363)	(134)	(1,038)	(568)
Other non-cash adjustments	(55)	(81)	(217)	252
Cash NOI from dispositions	23	(261)	(309)	(261)

Cash NOI	18,322	20,324	75,852	83,278
Dispositions	—	—	—	(2,119)
Non-Core Properties	(99)	(2,160)	(2,607)	(9,113)
Other normalizing adjustments	337	—	337	—

Same-Store NOI	$18,560	$18,164	$73,582	$72,046

SHOP
NOI	$20,797	$12,675	$63,973	$40,632
Cash NOI from dispositions	4	—	92	—
Cash NOI attributable to noncontrolling interests (2)	(57)	(80)	(242)	(250)

Cash NOI (2)	20,744	12,595	63,823	40,382
New acquisitions/dispositions	(8,661)	(3,156)	(19,397)	(6,960)
Development conversion	301	576	1,281	2,290
Non-Core Properties	17	31	457	536
Other normalizing adjustments	—	(94)	325	877

Same-Store NOI (2)	$12,401	$9,952	$46,489	$37,125

Triple-Net Leased Properties
NOI	$9,169	$12,068	$36,769	$49,776
Straight line rent	(430)	(538)	(2,041)	(2,666)
Other non-cash adjustments	218	239	897	935
Cash NOI from dispositions	—	(1,906)	—	(1,906)
Cash NOI attributable to noncontrolling interest (2)	(193)	(191)	(766)	(752)

Cash NOI	8,764	9,672	34,859	45,387
Debt security investment	(1,167)	(2,117)	(4,976)	(8,690)
Dispositions	—	—	—	(6,454)
Non-Core Properties	(157)	(248)	(618)	(1,120)

Same-Store NOI	$7,440	$7,307	$29,265	$29,123

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AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation - (Continued)

For the Three Months and Years Ended December 31, 2025 and 2024

(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total Portfolio
NOI	$111,580	$99,129	$415,160	$363,536
Straight line rent	(793)	(672)	(3,079)	(3,234)
Facility rental expense	6,849	7,642	28,656	31,989
Other non-cash adjustments	163	158	680	1,187
Cash NOI from dispositions	27	(2,508)	(689)	(2,508)
Cash NOI attributable to noncontrolling interests (2)	(250)	(271)	(1,008)	(1,002)

Cash NOI (1) (2)	117,576	103,478	439,720	389,968
Debt security investment	(1,167)	(2,117)	(4,976)	(8,690)
New acquisitions/dispositions/other (1)	(14,097)	(7,169)	(36,489)	(25,365)
Development conversion	301	576	1,281	2,290
Non-Core Properties (1)	(239)	(2,838)	(3,331)	(11,739)
Other normalizing adjustments (1)	337	(94)	1,706	1,851

Same-Store NOI (1) (2)	$102,711	$91,836	$397,911	$348,315

(1)	Prior periods’ information is presented to reflect the increase in ownership to 100% in the Company’s ISHC segment effective September 2024.
(2)	All periods are based upon current quarter’s ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Earnings Guidance Reconciliation

For the Year Ending December 31, 2026

(Dollars and shares in millions, except per share amounts) (Unaudited)

	Full Year 2026 Guidance
	Low	High
Net income attributable to common stockholders	$142.40	$153.49
Depreciation and amortization (1)	225.90	225.90

NAREIT FFO attributable to common stockholders	$368.30	$379.39
Amortization of other intangible assets/liabilities (1)	1.30	1.30
Change in deferred rent (1)	(2.90)	(2.90)
Non-cash impact of changes to equity plan (1) (2)	15.40	15.40
Other adjustments (1) (3)	(2.20)	(2.20)

Normalized FFO attributable to common stockholders	$379.90	$390.99

Net income per common share — diluted	$0.75	$0.81
NAREIT FFO per common share — diluted	$1.93	$1.99
Normalized FFO per common share — diluted	$1.99	$2.05
NAREIT FFO and Normalized FFO weighted average shares — diluted	190.6	190.6
Total Portfolio Same-Store NOI growth	7.0%	11.0%
Segment-Level Same-Store NOI growth:
ISHC	8.0%	12.0%
SHOP	15.0%	19.0%
Outpatient Medical	0.0%	2.0%
Triple-Net Leased Properties	2.0%	3.0%

(1)	Amounts presented net of noncontrolling interests’ share and AHR’s share of unconsolidated entities.
(2)	Amounts represent amortization of equity compensation and fair value adjustments to performance-based equity compensation.
(3)	Includes adjustments for capitalized interest, transaction, transition and restructuring costs, and additional items as noted in the Company’s definition of NFFO.

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Definitions

Adjusted EBITDA: EBITDA excluding the impact of income or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, non-cash stock-based compensation expense, transaction, transition and restructuring costs, gain or loss on sales of real estate investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairments of real estate investments, impairments of intangible assets and goodwill, and non-recurring one-time items.

Annualized Adjusted EBITDA: Current period (shown as quarterly) Adjusted EBITDA multiplied by 4.

ATM Program: At-the-market equity offering program.

Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third-party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include Pro-Rata ownership and other adjustments.

EBITDA: A Non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization.

GAAP revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments.

ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are operated utilizing a RIDEA structure.

NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a Non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

Net Debt: Total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash related to debt.

NOI: Net operating income; a Non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, transaction, transition and restructuring costs, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions, impairments of real estate investments, impairments of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense and income tax benefit or expense.

Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are projected to be sold.

Normalized FFO or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): transaction, transition and restructuring costs; amounts relating to changes in deferred rent and amortization of above and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the noncash effect of income tax benefits or expenses; capitalized interest; impairments of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.

Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses

Page | 17

unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our Pro-Rata share.

Outpatient Medical or OM: Outpatient Medical buildings.

Pro-Rata: As of December 31, 2025, we owned and/or operated six buildings through entities of which we owned between 90.0% and 90.6% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis.

RevPOR: Revenue per occupied room. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms.

RIDEA: Used to describe properties within the portfolio that utilize the RIDEA structure as described in “RIDEA structure”.

RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (“TRS”), which in turn contracts with an eligible independent contractor (“EIK”) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties.

Same-Store or SS: Properties owned or consolidated the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.

Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.

SHOP: Senior housing operating properties.

Square Feet or Sq. Ft.: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Total Debt: The principal balances of the Company’s revolving credit facility, term loan and secured indebtedness as reported in the Company’s consolidated financial statements.

Trilogy: Trilogy Investors, LLC; one of our consolidated subsidiaries, in which we indirectly own a 100% interest as of December 31, 2025.

Trilogy Management Services: Trilogy Management Services, LLC, an independent third-party operator that qualifies as an eligible independent contractor and manages all of the Company’s integrated senior health campuses.

Triple-Net Leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property, and paying property taxes and other expenses.

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